UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2006

FTI CONSULTING, INC.

(Exact name of registrant as specified in charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 224-8770

900 Bestgate Road, Suite 100, Annapolis, Maryland 21401

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

Barry S. Kaufman to Lead Technology Activities and Initiatives of FTI

On January 11, 2006, FTI issued a press release announcing the appointment of Barry S. Kaufman, formerly Executive Vice President and Chief Risk Management Officer of FTI, to the newly created position of leader of FTI’s technology activities and initiatives as a senior managing director, effective January 9, 2006. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and hereby is incorporated by reference herein.

In connection with his acceptance of that appointment, Mr. Kaufman and FTI entered into an amendment no. 1 (the “Amendment”) to his employment agreement dated as of March 31, 2004 (the “Kaufman Employment Agreement”) to reflect that as of January 9, 2006 Mr. Kaufman holds the office of a senior managing director and leader of FTI’s technology activities and initiatives. In accordance with the Amendment, Mr. Kaufman has agreed to waive any right he might have otherwise had under his employment agreement to resign for “good reason” (as defined in the Kaufman Employment Agreement) based on the change in title and responsibilities described in the Amendment. This waiver in no way affects Mr. Kaufman’s right or entitlement to exercise “good reason” resignation rights under the Kaufman Employment Agreement based on other or future circumstances, including but not limited to additional changes to his title and/or responsibilities beyond those contemplated by the Amendment. The Amendment is filed herewith as Exhibit 10.1 and hereby is incorporated by reference herein.

John A. MacColl Joins FTI as Executive Vice President and Chief Risk Officer

On January 11, 2006, FTI issued a press release announcing that John A. MacColl, age 57, has joined the Company as Executive Vice President and Chief Risk Officer, located primarily in Baltimore, Maryland, effective January 9, 2006 (the “Effective Date”). A copy of the press release has been filed as Exhibit 99.2 to this Current Report on Form 8-K and hereby is incorporated by reference herein.

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FTI extended an offer to Mr. MacColl, which Mr. MacColl accepted, as of the Effective Date, that provides for a base salary of $400,000 in 2006. Mr. MacColl is eligible to participate in FTI’s executive benefits and incentive and bonus compensation plans. It also provides for a signing bonus in the amount of $300,000, which could be repayable ratably by Mr. MacColl if he leaves the Company without good reason before January 9, 2007. The Compensation Committee of the Board of Directors of FTI pursuant to the FTI Consulting, Inc. 2004 Long-Term Incentive Plan authorized equity awards effective January 9, 2006 (the “Date of Grant”) of (i) 10,000 shares of restricted common stock of FTI vesting in three equal installments beginning on the first anniversary of the Date of Grant and (ii) a stock option exercisable for 50,000 shares of common stock of FTI at an exercise price equal to the closing price of one share of FTI’s common stock as reported on the New York Stock Exchange for January 9, 2006, which vests as to 50% (25,000 shares) on January 9, 2006 and vests as to the remaining 50% (25,000 shares) in three equal annual installments beginning on the first anniversary of the Date of Grant. Mr. MacColl’s employment with FTI is at-will, however, if his employment is terminated within three years of the Effective Date either (1) without “Cause” or for “Good Reason,” in either case on or within two years after a “Change in Control,” or (2) in anticipation of a “Change in Control,” he will receive a lump sum cash payment of all amounts that would have been paid to him by FTI had he been employed through the third anniversary of the Effective Date, including bonuses at the greater of target (one times his base salary at the time of termination) or the highest actual bonus he earned before termination, and vesting of all stock options and restricted stock (to the extent that they do not otherwise vest on a “Change in Control”). For this purpose, “Cause,” “Good Reason,” and “Change in Control” or terms of similar import have the same meanings as set forth in FTI’s employment agreement with its Chief Executive Officer. After three years of employment with FTI, Mr. MacColl will be entitled to compensation and benefits on a “Change in Control” determined using the same methodology as applicable to the determination of such benefits to FTI’s Chief Executive Officer.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Employment Agreement dated as of March 31, 2004, made and entered into as of the 9th day of January, 2006, by and between FTI, LLC, a Maryland limited liability company with its principal offices in Annapolis, Maryland, FTI Consulting, Inc., a Maryland corporation with its principal offices in Annapolis, Maryland, and Barry S. Kaufman

99.1	Press Release dated January 11, 2006, of FTI Consulting, Inc.

99.2	Press Release dated January 11, 2006, of FTI Consulting, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: January 12, 2006	By:	/s/ THEODORE I. PINCUS
Theodore I. Pincus
Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to Employment Agreement dated as of March 31, 2004, made and entered into as of the 9th day of January, 2006, by and between FTI, LLC, a Maryland limited liability company with its principal offices in Annapolis, Maryland, FTI Consulting, Inc., a Maryland corporation with its principal offices in Annapolis, Maryland, and Barry S. Kaufman

99.1	Press Release dated January 11, 2006, of FTI Consulting, Inc.

99.2	Press Release dated January 11, 2006, of FTI Consulting, Inc.